UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 14, 2017

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point

                        Kirkland, WA 98033

(Address of principal executive offices and zip code)

                              (866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2017, GrowLife, Inc., a Delaware corporation (the “Company”), Board of Directors approved the following appointments to the Board of Directors:

Ms. Katherine McLain

Katherine McLain, Esq. currently serves as corporate counsel for Stripe, Inc. and has previously held legal and compliance roles ranging in both public and private companies. Ms. McLain has over 30 years of experience as a revenue focused attorney and regulatory professional helping grow new business lines as well as ground up start-up ventures. She is a graduate of the University of California, Berkeley and the Santa Clara University School of Law and lives in Castro Valley, CA.

Mark E. Scott

Mr. Mark Scott was re-appointed to the Board of Directors and Secretary of GrowLife, Inc. on February 14, 2017. Mr. Scott was previously a member of the Board of Directors and Secretary of GrowLife, Inc. from May 2014 until his resignation on October 18, 2015. Mr. Scott was appointed our Consulting Chief Financial Officer on July 31, 2014.

Mr. Scott has significant financial, capital market and relations experience in public microcap companies. Mr. Scott is also a certified public accountant and received a Bachelor of Arts in Accounting from the University of Washington.

There are no family relationships between the newly appointed directors and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between the newly appointed directors and the Company.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 15, 2017 concerning Board of Director appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: February 15, 2017	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer